Exhibit 99.1

OfficeMax 263 Shuman Blvd. Naperville, IL 60563

News Release

Media Contact	Investor Contacts
Bill Bonner	Mike Steele	Tony Giuliano
630 864 6066	630 864 6826	630 864 6820

OFFICEMAX NAMES RAVI K. SALIGRAM PRESIDENT & CHIEF EXECUTIVE OFFICER AND DIRECTOR

OFFICEMAX APPOINTS RAKESH GANGWAL NON-EXECUTIVE CHAIRMAN OF THE BOARD

NAPERVILLE, Ill., October 13, 2010 – OfficeMax® Incorporated (NYSE: OMX) today announced that the company’s Board of Directors has named Ravi K. Saligram as President & Chief Executive Officer and Director effective November 8, 2010. Mr. Saligram will replace Sam Duncan who will step down as Chairman, President & Chief Executive Officer and Director effective November 7, 2010. Mr. Duncan, who had earlier in the year announced his plans to retire, will continue to be employed as a special advisor to the company until February 28, 2011. Additionally, the company announced that Rakesh Gangwal, currently Lead Director, has been named Non-Executive Chairman of the Board, effective November 8, 2010.

Mr. Duncan stated, “I am very pleased that Ravi is joining OfficeMax. I believe that his knowledge and expertise in managing professional services operations and growing businesses and brands make him an excellent choice to lead OfficeMax through its next phase.”

“The Board is delighted to welcome Ravi to OfficeMax,” said incoming Non-Executive Chairman of the Board Rakesh Gangwal. “Ravi, with his proven track record of leadership and growing businesses, is the right person to lead OfficeMax into the future. Also, on behalf of the Board, I want to thank Sam for his strong leadership and substantial contributions to OfficeMax during his tenure.”

Mr. Saligram commented, “Over the past five years under Sam Duncan’s leadership, OfficeMax has completed a successful turnaround and strengthened its business. I am excited to be joining OfficeMax as the company continues to capitalize on opportunities for long-term growth and success. I look forward to partnering with the management team and our dedicated associates to evolve the company to the next level through innovation and a commitment to serving consumers and business customers.”

Mr. Saligram, 54, joins OfficeMax from Aramark Corporation where he most recently served as President of Aramark International, Chief Globalization Officer and Executive Vice President of the corporation. Prior to joining Aramark in 2003, Mr. Saligram held various leadership positions at InterContinental Hotels Group and SC Johnson Wax. Mr. Saligram started his career in advertising at the Leo Burnett Company. Mr. Saligram is currently a Board Member of Church & Dwight (NYSE: CHD), a consumer and specialty products company with leading brands such as ARM & HAMMER. He is also a Board Member and Vice Chairman of the World Affairs Council of Philadelphia, and is a Trustee and member of the Executive Committee of Eisenhower Fellowships. Mr. Saligram earned a Bachelor of Science degree in Electrical Engineering from Bangalore University in India and holds a Masters of Business Administration degree from the University of Michigan.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 26, 2009, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products. The OfficeMax mission is simple. We help our customers do their best work. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and individual consumers. OfficeMax customers are served by over 30,000 associates through direct sales, catalogs, e-commerce and approximately 1,000 stores. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

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